EXHIBIT 4.4

QUADRAMED CORPORATION

and

THE BANK OF NEW YORK, as Trustee

INDENTURE

Dated as of April 17, 2003

Senior Secured Notes due 2008
Initial Interest Rate 10%

i

          This INDENTURE, dated as of April 17, 2003, by and between QuadraMed Corporation, a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”),

W I T N E S S E T H:

          WHEREAS, the Company has duly authorized the issuance, sale, execution and delivery of its Senior Secured Notes due 2008 in an initial aggregate principal amount of $71,000,000, and such additional principal amount of Notes as shall be issued on certain Interest Payment Dates (as defined below) as partial payments of interest in lieu of cash, having terms as hereinafter provided; and, to provide the terms and conditions upon which the Notes are to be issued, authenticated and delivered, the Company has duly authorized the execution of this Indenture; and

          WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized; and

          WHEREAS, all things necessary to make this Indenture a valid and legally binding indenture and agreement according to its terms have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchases of the Notes by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE I.

DEFINITIONS

     Section 1.1.   Certain Terms Defined.

          The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the TIA, or the definitions of which in the Securities Act of 1933, as amended (the “Act”), are referred to in the TIA, including terms defined therein by reference to the Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meaning assigned to such terms in the TIA and in the Act as in effect from time to time. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation unless a different time shall be specified. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          “Act” means the Securities Act of 1933, as amended.

          “Additional Notes” shall have the meaning set forth in Section 3.1(b).

          “Affiliate” has the same meaning as given to that term in Rule 405 of the Act or any successor provision.

          “Authenticating Agent” shall have the meaning set forth in Section 6.14.

          “Board of Directors” means either the Board of Directors of the Company or any committee of such Board duly authorized to act on its behalf.

          “Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

          “Business Day” means, with respect to any Note, a day other than any day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Note, are authorized or required by any applicable law or regulation to be closed.

          “Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

          “Change of Control” has the meaning specified in Section 3.11(c).

          “Collateral” means the collective reference to all assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to any Security Document.

          “Collateral Agent” shall have the meaning given such term in the Security Documents.

          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          “Common Equity” of any Person means all Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person and that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

          “Company Notice” shall have the meaning set forth in Section 3.11(b).

          “Company Order” means a written statement, request or order of the Company signed in its name by the chairman of the Board of Directors, the president, any vice president or the treasurer of the Company.

          “Consolidated Tangible Assets” of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as “intangible assets” under generally accepted accounting principles (“GAAP”)) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of initial issuance of the Notes in the book value of any asset owned by such Person or any of its Subsidiaries.

          “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, as of the date of this Indenture, located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration.

          “Covenant Defeasance” has the meaning set forth in Section 10.1(c).

          “Defaulted Interest” has the meaning specified in Section 2.6.

          “Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

          “Dollar” or “$” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          “Event of Default” means any event or condition specified as such in Section 5.1.

          “Excess Cash Payment” shall have the meaning set forth in Section 3.14.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Global Note” has the meaning set forth in Section 2.2.

          “Global Note Legend” has the meaning set forth on the face of the form of the Note at Exhibit A hereto.

          “Holder,” “Holder of Notes,” “Securityholder” or other similar terms mean the person in whose name such Note is registered in the Security Register kept by the Company for that purpose in accordance with the terms hereof.

          “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the form and terms of Notes established as contemplated hereunder.

          “Interest Payment Date,” means the Stated Maturity of an installment of interest on such Note.

          “Investments” means, with respect to any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (ii) the repurchase of securities of any Person by such Person.

          “IRS” means the Internal Revenue Service of the United States Department of the Treasury, or any successor entity.

          “Judgment Currency” has the meaning set forth in Section 11.11.

          “Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

          “Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          “Non-U.S. Person” means any person that is not a “U.S. person” as such term is defined in Rule 902 of the Act.

          “Note” or “Notes” (except as otherwise provided in Section 7.4) has the meaning stated in the first recital of this Indenture, or, as the case may be, Notes that have been authenticated and delivered under this Indenture.

          “Obligations” means, with respect to the Company (a) the full and punctual payment of the principal of, and premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture, the Notes and the Security Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Notes and the Security Documents.

          “Officer’s Certificate” means a certificate signed by the chairman of the Board of Directors, the president or any vice president or the treasurer of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.5.

          “Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of the Company or other counsel. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.5.

          “Original Issue Date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          “Outstanding” (except as otherwise provided in Section 7.4), when used with reference to Notes, means, subject to the provisions of Section 7.4, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

               (a)     Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b)     Notes, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 10.1) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own Paying Agent), provided, that if such Notes, or portions thereof, are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been given as herein provided, or provisions satisfactory to the Trustee shall have been made for giving such notice; and

               (c)     Notes which shall have been paid or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of this Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Company).

          “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          “Permitted Investments” means Investments consisting of:

               (a)     Investments by the Company in the Company or in existing Subsidiaries of the Company;

               (b)     Investments in cash equivalents;

               (c)     an Investment that is made by the Company or an existing Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures or other securities that are issued by a third party to the Company or such Subsidiary solely as partial consideration for the consummation of an asset sale;

               (d)     Stock, obligations or securities received (x) in satisfaction of judgments or (y) in connection with the sale or disposition of a Person, assets or business;

               (e)     Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits;

               (f)     Investments if the Company has determined that collection is not likely or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or such Subsidiary; and

               (g)     Investments in existence on the date of this Indenture.

          “Permitted Liens” means (i) Liens on property or assets of, or any Capital Stock of, any Person existing at the time such assets are acquired by the Company or any of its Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; provided that (x) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or its Subsidiaries and (y) any such Lien does not extend to or cover any property, Capital Stock or indebtedness other than the property, assets, Capital Stock or indebtedness of such Person or a Subsidiary of such Person, (ii) statutory liens or landlords’, carriers’, warehousemen’s, unemployment insurance, surety or appeal bonds, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, (iii) Liens existing on the date of this Indenture, (iv) easements, reservation of rights of way, restrictions (including, but not limited to, zoning and building restrictions) and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company, (v) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (vi) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (viii) Liens incurred in the ordinary course of business of the Company or any of its Subsidiaries with respect to $5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of property or materially impair the use thereof in the operation of business by the Company or such Subsidiary, (ix) Liens securing the Notes, (x) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (ii), (vii) and (ix); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any other property of the Company or its Subsidiaries other than such item of property originally covered by such Lien or by improvement thereon or additions or accessions thereto, (xi) Liens on any property or asset acquired, constructed or improved by the Company or any of its Subsidiaries (a “Purchase Money Lien”), which (A) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property,(B) are created within 360 days after the date of acquisition, construction or improvement, (C) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value (as determined by the Board of Directors) of such acquisition, construction or improvement of such asset or property, and (D) are limited to the asset or property so acquired, constructed or improved (including proceeds thereof and accretions and upgrades thereof); (xii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank; (xiii) Liens arising from protective filings made in the appropriate office(s) for the filing of a financing statement in the applicable jurisdiction(s) in connection with any lease, consignment or similar transaction otherwise permitted hereby, which filings are made for the purpose of perfecting the interest of the secure party in the relevant items, if the transaction were subsequently classified as a sale and secured lending arrangement; and (xiv) in addition to Liens permitted by clauses (i) through (xiii) above, Liens with respect to obligations that do not exceed $10.0 million at any one time outstanding.

          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

          “PORTAL Market” means Private Offerings, Resales and Trading through Automatic Linkages Market.

          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          “QIB” or “Qualified Institutional Buyer” means “qualified institutional buyer” as such term is defined in Rule 144A under the Act.

          “Redemption Date” shall have the meaning set forth in Section 3.14.

          “Redemption Notice” shall have the meaning set forth in Section 3.14.

          “Redemption Price” shall have the meaning set forth in Section 3.14.

          “Registered Global Note” means a Note evidencing all or a part of a series of Registered Notes, issued to the Depositary in accordance with Section 2 and bearing the legend prescribed in Section 2.7 and any other legend required by the Depositary for such series.

          “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means each March 15 and September 15.

          “Registered Note” means any Note registered on the Note Register of the Company.

          “Repurchase Date” has the meaning specified in Section 3.11.

          “Repurchase Price” has the meaning specified in Section 3.11.

          “Responsible Officer” when used with respect to the Trustee means the president, any vice president (whether or not designated by numbers or words added before or after the title “Vice President”), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          “Restricted Note” has the meaning set forth in Section 2.8(b).

          “Rule 144” means Rule 144 under the Act.

          “Rule 144A” means Rule 144A under the Act.

          “Rule 144(k)” means Rule 144(k) under the Act.

          “Security Agreement” means the Security Agreement, dated as of the date of this Indenture, made by the Company in favor of the Collateral Agent and all amendments and supplements thereto.

          “Security Documents” means the Security Agreement and any other document or agreement that secures the Notes.

          “Security Register” and “Security Registrar” have the respective meanings specified in Section 2.7.

          “Significant Subsidiary” means a Subsidiary of the Company which at the time of determination either (i) had tangible assets which, as of the Company’s most recent quarterly consolidated balance sheet, constituted at least 5% of Consolidated Tangible Assets as of such date, or (ii) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of income which constituted at least 5% of the Company’s total consolidated revenues for such period.

          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.6.

          “Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          “Subsidiary” of any Person means (a) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other subsidiaries of such Person and (b) any entity other than a corporation in which such Person, directly or indirectly, owns at least 50% of the Common Equity of such entity and has the authority to manage such entity on a day-to-day basis.

          “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 8.6.

          “Transfer Restriction Termination Date” means the earlier of the first date on which (i) the Notes (other than such Notes acquired by the Company or any Affiliate thereof since the issue date of such Notes) may be sold pursuant to Rule 144(k) (or any successor provision) and (ii) all such Notes have been exchanged or sold pursuant to an effective registration statement.

          “Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article VI, shall also include any successor trustee.

          “U.S. Government Obligations” shall have the meaning set forth in Section 10.1(a).

          “Voting Stock” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided, that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

     Section 1.2. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          “indenture securities” means the Notes;

          “indenture security Holder” means a Holder of a Note;

          “indenture to be qualified” means this Indenture;

          “indenture trustee” or “institutional trustee” means the Trustee;

          “obligor” on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

ARTICLE II.

THE NOTES

     Section 2.1. Amount of Notes.

          The Company has authorized and, on the date of this Indenture, the Trustee shall authenticate, the Notes for original issue in the initial aggregate principal amount of $71,000,000 upon a written order of the Company in the form of an Officer’s Certificate of the Company. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The Company has also authorized the issuance of certain Additional Notes as provided in Section 3.1(b). The Notes issued on the date of this Indenture and the Additional Notes shall be treated as a single class for all purposes under the Indenture.

     Section 2.2.   Form and Dating.

               (a)     General. The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends, endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          Upon their original issuance, Notes may be issued in the form of one or more Global Notes registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

               (b)     Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto, each a “Global Note”). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect additional issuances, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or in accordance with instructions given by the Holder thereof.

          Except as set forth in Section 2.7 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

               (c)     Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or a nominee therefor or a custodian therefor.

          Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

               (d)     Definitive Notes. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon, without certain phrases specified in Exhibit A to be for Global Notes only and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Notes may be listed, as evidenced by the execution of such Notes (the “Definitive Notes”).

               (e)     Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

          Subject to the provisions of this Article 2, a Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

     Section 2.3.   Form of Trustee’s Certificate of Authentication.

          The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

          “This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York as Trustee

Dated:

By:

Authorized Signatory”

If at any time there shall be an Authenticating Agent appointed with respect to the Notes, then the Trustee’s Certificate of Authentication to be borne by the Notes shall be substantially as follows:

          “This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York as Trustee

By:

as Authenticating Agent

By:

Authorized Signatory”

     Section 2.4.   Execution of Notes.

          The Notes shall be signed on behalf of the Company by the chairman or vice chairman of its Board of Directors or its president, or any executive (senior or other), a vice president or its treasurer. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

          In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

     Section 2.5.   Certificate of Authentication.

          Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     Section 2.6.   Denomination and Date of Notes; Payments of Interest.

          The Notes shall be issuable as Registered Notes, in denominations of $1.00 and any integral multiples thereof. Each Registered Note shall be dated the date of its authentication.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest. At the option of the Company, interest on any Note may be paid by mailing a check to the address of the Holder thereof as such address appears in the Security Register except to such extent such interest is paid by issuing Additional Notes.

          If the principal of, premium, if any, or interest due and payable on the Notes shall not be paid or duly provided for when due, such amount (the “Defaulted Interest”) shall thereafter bear interest at a per annum rate 2% greater than the rate which would otherwise be applicable until such amount is paid or duly provided for. Such Defaulted Interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

               (a)     The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his or her address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

               (b)     The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Section 2.7.   Registration, Transfer and Exchange.

               (a)     The Company will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 the register or registers (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 3.2 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, it will provide for the registration of Registered Notes and the registration of transfer of Registered Notes. Such Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or registers shall be open for inspection by the Trustee. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

          Upon due presentation for registration of transfer of any Registered Note at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Note, for the same maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

          At the option of the Holder thereof, Registered Notes (other than a Registered Global Note, except as set forth below) may be exchanged for a Registered Note or Registered Notes having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Notes to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 3.2 and upon payment, if the Company shall so require, of the charges hereinafter provided. All Notes surrendered upon any exchange or transfer provided for in this Indenture shall be promptly canceled and, upon the Company’s written request, returned to the Company.

          All Registered Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder or his attorney duly authorized in writing.

          The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

          The Company shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days preceding the first mailing of notice of redemption of Notes to be redeemed or (b) any Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.

          Notwithstanding any other provision of this Section 2.7, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Registered Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          If at any time the Depositary for any Registered Notes represented by one or more Registered Global Notes notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Notes or if at any time the Depositary for such Registered Notes shall no longer be eligible under this Indenture, the Company shall appoint a successor Depositary eligible under this Indenture with respect to such Registered Notes. If a successor Depositary eligible under this Indenture for such Registered Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Note or Notes representing such Registered Notes in exchange for such Registered Global Note or Notes.

          The Company may at any time and in its sole discretion determine that the Registered Notes issued in the form of one or more Registered Global Notes shall no longer be represented by a Registered Global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of any Officer’s Certificate for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Note or Notes representing such Registered Notes, in exchange for such Registered Global Note or Notes.

          With respect to Notes represented by a Registered Global Note, the Depositary for such Registered Global Note may surrender such Registered Global Note in exchange in whole or in part for Notes in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i) to the Person specified by such Depositary a new Registered Note or Notes, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Note; and

(ii) to such Depositary a new Registered Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Note and the aggregate principal amount of Registered Notes authenticated and delivered pursuant to clause (i) above.

          Upon the exchange of a Registered Global Note for Notes in definitive registered form, in authorized denominations, such Registered Global Note shall be canceled by the Trustee or an agent of the Company or the Trustee. Notes in definitive registered form issued in exchange for a Registered Global Note pursuant to this Section 2.7 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered.

          All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

               (b)     Notes that are distributed to QIBs and to Non-U.S. Persons may be represented by a single, permanent Global Note (which may be subdivided) in definitive form.

          Except as provided below, beneficial owners of a Note in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Notes in global form.

(i) So long as the Notes are eligible for book-entry settlement, and to the extent that Notes are held by QIBs or Non-U.S. Persons, as the case may be, in a Global Note, or unless otherwise required by law, no definitive Note, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Note until such definitive Note is freely tradable in accordance with Rule 144(k); provided that the Trustee shall, at the written request of the Company, issue Notes in definitive form upon any transfer of a beneficial interest in the Global Note to the Company or any Affiliate of the Company.

          Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, by the New York Stock Exchange or by the National Association of Notes Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of Notes pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any Notes exchange upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(ii) Each Note that bears or is required to bear the legend set forth in this Section 2.7(b) (a “Restricted Note”) shall be subject to the restrictions on transfer provided in the legend set forth in this Section 2.7(b), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.7(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Note.

          Prior to the Transfer Restriction Termination Date, any certificate evidencing a Note shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER STATING THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 17, 2003, BY AND AMONG THE COMPANY AND THE PERSONS LISTED ON THE SIGNATURE PAGES THERETO (THE “REGISTRATION RIGHTS AGREEMENT”).

Following the Transfer Restriction Termination Date, any Note or security issued in exchange or substitution therefor (other than Notes acquired by the Company or any Affiliate thereof since the issue date of the Notes) may upon surrender of such Note for exchange to the Security Registrar in accordance with the provisions of this Section 2.7, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.7(b).

     Section 2.8.   Mutilated, Defaced, Destroyed, Lost and Stolen Notes.

               (a)     In case any temporary or definitive Note appertaining to any Note shall be mutilated, defaced, destroyed, lost or stolen, the Company in its discretion may execute and, upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Note of the same maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof, and in the case of mutilation or defacement shall surrender the Note to the Trustee or such agent.

               (b)     Upon the issuance of any substitute Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) or its agent connected therewith. In case any Note which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

               (c)     Every substitute Note issued pursuant to the provisions of this Section by virtue of the fact that any such Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other Notes without their surrender.

     Section 2.9.   Cancellation of Notes; Destruction Thereof.

          All Notes surrendered for payment, redemption, or registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of canceled Notes held by it in its customary manner. If the Company or its agent shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee or its agent for cancellation.

     Section 2.10.   Temporary Notes.

          Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Notes shall be issuable as Registered Notes, of any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Notes may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall furnish definitive Notes and thereupon temporary Registered Notes may be surrendered in exchange therefore without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes having authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     Section 2.11.   CUSIP Numbers.

          The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

     Section 2.12.   Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III.

COVENANTS OF THE COMPANY

     Section 3.1.   Payment of Principal and Interest.

               (a)     The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, if any, each of the Notes (together with any additional amounts payable pursuant to the terms of such Notes) at the place or places, at the respective time or times and in the manner provided in such Notes and in this Indenture. The interest, if any, on Registered Notes (together with any additional amounts payable pursuant to the terms of such Notes and this Indenture) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Company, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company, and, if applicable, by issuing Additional Notes.

               (b)     The Company shall pay interest on the Notes from and including the date of initial issuance of the Notes, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on each April 1 and October 1, commencing October 1, 2003, at an initial interest rate of 10% per annum (the “Interest Rate”), until the principal hereof is paid or made available for payment, provided that the Interest Rate shall automatically be reduced to 9% per annum immediately following the next Interest Payment Date upon the (i) listing of the Company’s common stock for trading on a U.S. national securities exchange, or (ii) approval for trading of the Company’s common stock on Nasdaq, including the Nasdaq Small Cap Market. On each of the October 1, 2003 and April 1, 2004 Interest Payment Dates, the Company shall pay the interest due and payable on each such date with a combination of cash and additional Notes as follows: (i) in cash equivalent to 6% per annum of the principal amount; and (ii) in additional Notes having an aggregate principal amount equal to the remainder of the cash interest that would have been otherwise payable in the absence of this sentence (the “Additional Notes”).

     Section 3.2.   Offices for Payments, Etc.

          So long as any Registered Notes are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Registered Notes of each series may be presented for payment, where the Notes may be presented for exchange as is provided in this Indenture and where the Registered Notes may be presented for registration of transfer as in this Indenture provided.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of the Notes or this Indenture may be served.

          The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or for any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          The Company may from time to time designate one or more additional offices or agencies where the Notes may be presented for payment, where the Notes may be presented for exchange as provided in this Indenture and where the Registered Notes may be presented for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain the agencies provided for in this Section. The Company shall give to the Trustee prompt written notice of any such designation or rescission thereof.

     Section 3.3.   Appointment to Fill a Vacancy in Office of Trustee.

          The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.11, Trustee, so that there shall at all times be a Trustee with respect to the Notes hereunder.

     Section 3.4.   Paying Agents.

          Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

               (a)     that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes, or Coupons appertaining thereto, if any, or of the Trustee;

               (b)     that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

               (c)     that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in the foregoing clause (b).

          The Company will, on or prior to each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

          If the Company shall act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

          Anything in this Section to the contrary notwithstanding, but subject to Section 10.1,the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

          Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 10.3 and Section 10.4.

     Section 3.5.   Compliance Certificates.

          The Company will furnish to the Trustee on or before January 31 in each year (beginning with January 31, 2004) a brief certificate (which need not comply with Section 11.5) from the principal executive, financial or accounting officer of the Company stating that in the course of the performance by the signer of his or her duties as an officer of the Company he or she would normally have knowledge of any default or non-compliance by the Company in the performance of any covenants or conditions contained in this Indenture, stating whether or not he or she has knowledge of any such default or non-compliance and, if so, describing each such default or non- compliance of which the signer has knowledge and the nature thereof.

     Section 3.6.   Corporate Existence.

          Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, that the Company shall not be required to preserve any such right, license or franchise, if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and the loss thereof is not disadvantageous in any material respect to the Securityholders.

     Section 3.7.   Maintenance of Properties.

          The Company will cause all properties used in or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair, and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all time except to the extent that the Company may be prevented from so doing by circumstances beyond its control; provided, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company desirable in the conduct of the business of the Company or any Subsidiary and not disadvantageous in any material respect to the Securityholders.

     Section 3.8.   Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; and (b) all lawful claims for labor, materials, and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and provided further that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Company shall determine that such payment is not advantageous to the conduct of the business of the Company and its Subsidiaries taken as a whole and that the failure so to pay or discharge is not disadvantageous in any material respect to the Securityholders.

     Section 3.9.   Usury Laws.

          The Company covenants and agrees: (a) not to insist upon, or plead, or in any manner whatsoever claim the benefit or the advantage of the usury law of any jurisdiction against the Trustee or the Holders in connection with any claim, action or proceeding which may be brought by the Trustee or the Holders in order to enforce any right or remedy under this Indenture; and (b) to resist any and all efforts to compel the Company to claim the benefit or the advantage of the usury law of any jurisdiction against the Trustee or the Holders in connection with any claim, action or proceeding which may be brought by the Trustee or the Holders in order to enforce any right or remedy under this Indenture.

     Section 3.10.   Perfection of Security Interests.

          The Company shall preserve the Liens granted under the Security Documents and undertake all actions which are required by applicable law or necessary or appropriate in the reasonable judgment of the Trustee or the Collateral Agent to (a) maintain the Liens of the Collateral Agent in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Company’s rights and title and the rights of the Collateral Agent to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

     Section 3.11.   Repurchase Offer.

          The Notes shall be subject to repurchase at the option of the Holders (a “Repurchase Offer”) upon the following terms and conditions:

               (a)     Right to Require Repurchase.

          In the event that a Change of Control (as hereinafter defined) shall occur after the date of the issuance of the Notes, then each Holder of Notes shall have the right, at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right, the Company shall repurchase all of such Holder’s Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the “Repurchase Date”) that is 30 days after the date of the Company Notice (as defined below, for cash at a purchase price (the “Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased, together with accrued and unpaid interest to the Repurchase Date. Such right to require the repurchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with Article X of this Indenture, unless a Change of Control shall have occurred prior to such discharge.

               (b)     Notices; Method of Exercising Repurchase Right, Etc.

          Unless the Company shall have theretofore called for redemption of all of the Outstanding Notes, on or before the 15th calendar day after the occurrence of a Change of

Control, the Company or, at the request (and expense) of the Company, the Trustee, shall mail to all Holders of Notes a notice (the “Company Notice”) of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof.

          Each notice of a repurchase right shall state:

(i) the Repurchase Date,

(ii) the date by which the repurchase right must be exercised,

(iii) the Repurchase Price for the Notes, and

(iv) a description of the procedure which a Holder of Notes must follow to exercise a repurchase right.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

          If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

          To exercise a repurchase right, a Holder of Notes shall deliver to the Company (or an agent designated by the Company for such purpose) and to the Trustee on or before the close of business on the Repurchase Date (i) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for the transfer to the Company. Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

          In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article II of this Indenture.

          If any Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Note until the principal of such Note shall have been paid or duly provided for.

          Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

          Prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.4 of this Indenture) an amount of money sufficient to pay the Repurchase Price of the Notes that are to be repaid on the Repurchase Date.

               (c)     “Change of Control” Defined.

          A Change of Control shall give rise to the right under this Section 3.11 on the part of each Holder of a Note to require, at the Holder’s option, the Company to repurchase such Holder’s Note(s).

          For purposes of this Section 3.11, “Change of Control” shall occur when: (i) all or substantially all of the Company’s assets are sold as an entirety to any Person or related group of Persons; (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration), or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction; (iii) any Person, or any Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; (iv) at any time during any consecutive two-year period, individuals who, at the beginning of such period, constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     Section 3.12.  No Senior Right of Repayment.

          Neither the Company nor any of its Subsidiaries shall incur any indebtedness for borrowed money senior or pari passu in right of repayment to the Notes.

     Section 3.13.  Permitted Investments.

          Neither the Company nor any of its Subsidiaries shall make any Investment other than a Permitted Investment unless the Company, on a consolidated basis, has cash and cash equivalents greater than $10 million.

     Section 3.14. Mandatory Redemption.

          The Notes shall be subject to mandatory redemption by the Company upon the following terms and conditions:

          (a)     Conditions of Redemption; Redemption Notice.

          Within ten (10) days following the filing with the Commission of the Company’s annual report on Form 10-K under the Act (or similar successor form) containing its consolidated financial statements, the Company shall furnish to the Trustee an Officer’s Certificate setting forth (i) the amount of Excess Free Cash, if any, for the immediately preceding fiscal year, plus the carryover amount (as described in the following sentence) from the preceding fiscal year(s), if any, and (ii) the amount that is fifty percent (50%) of such aggregate figure (the “Excess Cash Payment”). If the Excess Cash Payment is less than $500,000, such amount shall be retained by the Company and added to the amount of Excess Free Cash calculated for the following fiscal year. If the Excess Cash Payment is greater than $500,000, unless the Company shall have theretofore called for redemption of all of the Outstanding Notes, on or before the 15th calendar day after the date of the Officer’s Certificate certifying the Excess Cash Payment, the Company or, at the request (and expense) of the Company, the Trustee, shall mail to all Holders of Notes a notice (the “Redemption Notice”) of the redemption and the applicable terms set forth herein.

          (b)     Redemption Date; Allocation of Redemption.

          In the event that the Excess Cash Payment is sufficient to redeem all of the Outstanding Notes, the Company shall redeem such Notes on the date that is 30 days after the date of the Redemption Notice (the “Redemption Date”) for cash at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest of the Notes to be redeemed (the “Redemption Price”). In the event that the Excess Cash Payment is not sufficient to redeem all of the Outstanding Notes, the Company shall redeem all Outstanding Notes on the Redemption Date at the Redemption Price to the extent permitted by the Excess Cash Payment allocated on a pro rata basis according to the aggregate principal amount of Outstanding Notes held by each Holder.

          Subject to the provisions of this Indenture relating to Global Notes, any Note repurchased in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

          Prior to the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.4 of this Indenture) an amount of money sufficient to pay the Redemption Price of the Notes that are to be redeemed on the Redemption Date.

          (c)     Definitions.

          The following definitions shall apply to this Section 3.14:

          “Capitalized Lease Obligations” means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          “Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income of any Person, other than a Subsidiary of the referent Person, shall be excluded, except to the extent of the amount of cash dividends or distributions actually received by the referent Person, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (ii) any net gain (but not loss) resulting from an asset sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses and any foreign exchange gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, (f) any restoration to income or any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

          “EBITDA” means, with respect to the Company, for any period, the Consolidated Net Income for such period plus (i) provision for taxes based on income or profits for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease

Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to hedging obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (iv) non-recurring financing, advisory and other expenses Incurred in connection with the Transactions, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP; provided that, if any Subsidiary is not a wholly owned Subsidiary of such Person, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of EBITDA attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by the Company or any of its Subsidiaries. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          “Excess Free Cash” means, for any fiscal year, EBITDA minus (i) taxes based on income or profits for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, minus (ii) consolidated interest expense for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to hedging obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, minus (iii) the amount of the capital expenditures of the Company for the immediately preceding fiscal year.

          “Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

ARTICLE IV.

SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

     Section 4.1.  Company to Furnish Trustee Information as to Names and Addresses of Securityholders.

          If and so long as the Trustee shall not be the Security Registrar for the Notes, the Company and any other obligor on the Notes will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Notes pursuant to Section 312 of the Trust Indenture Act:

          (a)     semi-annually not more than 5 days after each Regular Record Date for the payment of interest on such Registered Notes, as hereinabove specified; and

          (b)     at such other times as the Trustee may reasonably request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

     Section 4.2.  Preservation of Information; Communications to Holders.

          (a)     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 4.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

          (b)     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c)     Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     Section 4.3.  Reports by Trustee.

          (a)     Within 60 days after May 15 of each year, commencing May 15, 2003, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b)     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

     Section 4.4.  Reports by Company.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, shall be filed with the Trustee within 15 days after the same is filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE V.

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

     Section 5.1.  Event of Default Defined, Acceleration of Maturity; Waiver of Default.

          “Event of Default” with respect to Notes, wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a)     default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

               (b)     default in the payment of all or any part of the principal, or any premium, on any of the Notes as and when the same shall become due and payable either at Maturity, upon any redemption, by declaration or otherwise; or

               (c)     failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or contained in this Indenture for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Notes to which such covenant or agreement relates; or

               (d)     default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of indebtedness in excess of $5,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness in excess of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at 25% in aggregate principal amount of the Notes then Outstanding hereunder a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled; or

               (e)     a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Significant Subsidiary for any substantial part of its or their property or ordering the winding up or liquidation of its or their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (f)     the Company or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Significant Subsidiary or for any substantial part of its or their property, or make any general assignment for the benefit of creditors; or

               (g)     the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days or the enforceability thereof shall be contested by the Company; or

               (h)     failure of the Company to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it and such failure continues unremedied for three Business Days after notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; or

               (i)     failure to provide timely notice of a Change of Control; or

               (j)     default in the payment of the Repurchase Price in respect of any Notes on the Repurchase Date thereof.

     Section 5.2.  Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than Events of Default described in clauses (e) and (f) of Section 5.1) occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Notes, premium, if any, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

          If an Event of Default described in clause (e) or (f) of Section 5.1 shall occur, the principal amount of all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The foregoing provisions are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided,

               (a)     the Company shall pay or shall deposit with the Trustee a sum sufficient to pay

(i) all matured installments of interest upon all the Notes; and

(ii) the principal of (and premium, if any, on) any and all Notes which shall have become due otherwise than by acceleration; and

(iii) interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes to the date of such payment or deposit; and

(iv) all amounts payable to the Trustee pursuant to Section 6.6; and

               (b)     all Events of Default under the Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Notes, then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to all the Notes, and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     Section 5.3.  Collection of Indebtedness by Trustee; Trustee May Prove Debt.

The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes when such interest shall have become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of all or any part of the principal of (and premium, if any, on) any of the Notes when the same shall have become due and payable, whether upon Maturity of the Notes or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Notes the whole amount that then shall have become due and payable on all Notes; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and such other amount due the Trustee under Section 6.6.

          Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the registered Holders, whether or not the Notes be overdue.

     Section 5.4.  Trustee May File Proofs of Claims.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes, wherever situated, all the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (a)     to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts payable to the Trustee under Section 6.6) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor; and

               (b)     unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a receiver, assignee, trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings, custodian or other person performing similar functions in respect of any such proceedings; and

               (c)     to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official performing similar functions in respect of any such proceedings is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee its costs and expenses of collection and all other amounts due to it pursuant to Section 6.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except as aforesaid in clause (b).

     Section 5.5.  Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and of asserting claims under this Indenture, the Notes or the Security Documents, may be enforced by the Trustee without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall awarded to the Trustee for ratable distribution to the Holders of the Notes in respect of which such action was taken, after payment of all sums due to the Trustee under Section 6.6 in respect of such Notes.

          In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

     Section 5.6.  Application of Proceeds.

          Any moneys collected by the Trustee pursuant to this Article or the Security Documents shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such Notes in respect of which monies have been collected, including all amounts due to the Trustee and each predecessor Trustee pursuant to Section 6.6 in respect to such Notes;

SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes in default in the order of the Maturity of the installments on such interest, with interest (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installments of interest at the same rate as the rate of interest specified in such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal (and premium, if any) and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installations of interest at the same rate as the rate of interest specified in the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company.

     Section 5.7.  Suits for Enforcement.

          In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 5.8.  Limitations on Suits by Note Holders.

          No Holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or such Note, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or thereunder, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Notes and of the continuance thereof, as hereinbefore provided, and (b) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.13; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture, any Note or the Security Documents to affect, disturb or prejudice the rights of any other such taker or Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such taker or Holder or to enforce any right under this Indenture, any Note or the Security Documents, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 5.9.  Unconditional Right of Securityholders to Institute Certain Suits.

          Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and interest on such Note on or after the respective due dates expressed in such Note or the applicable redemption dates provided for in such Note, to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.

     Section 5.10.  Restoration of Rights on Abandonment of Proceedings.

          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     Section 5.11.  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

          Except as provided in Section 5.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.12.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Indenture, any Note or law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or, subject to Section 5.8, by the Holders of Notes.

     Section 5.13.  Control by Holders of Notes.

          The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if (a) the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken; or (b) if the Trustee by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine in good faith that the action or proceedings so directed would involve the Trustee in personal liability; or (c) if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

          Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

     Section 5.14.  Waiver of Past Defaults.

          Prior to the declaration of acceleration of the Maturity of any Notes as provided in Section 5.2, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Notes waive any past default or Event of Default described in Section 5.1 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of all such Notes shall be restored to their former positions and rights hereunder, respectively, and such default shall cease to exist and be deemed to have been cured and not to have occurred for purposes of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 5.15.  Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.

          The Trustee shall, within 90 days after the occurrence of a default with respect to the Notes actually known to a Responsible Officer of the Trustee, give notice of all defaults known to the Trustee to all Holders of Notes in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “default” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     Section 5.16.  Right of Court to Require Filing of Undertaking to Pay Costs.

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Notes, or, in the case of any suit relating to or arising under Section 5.1(c), 10% in aggregate principal amount of Notes then Outstanding and affected thereby, or in the case of any suit relating to or arising under clause (d) or (h) (if the suit under Section 5.1(c)relates to all the Notes then Outstanding), Section 5.1(f), 10% in aggregate principal amount of all Notes then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or any date fixed for redemption.

     Section 5.17.  Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI.

CONCERNING THE TRUSTEE

     Section 6.1.  Duties and Responsibilities of the Trustee; During Default; Prior to Default.

          Prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes. In case an Event of Default with respect to the Notes has occurred and has not been cured or waived, the Trustee shall exercise with respect to such Notes such of the rights and powers vested in it by this Indenture with respect to such Notes or the Security Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

               (a)     prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (b)     the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c)     the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.13 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          The provisions of this Section 6.1 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

     Section 6.2.  Certain Rights of the Trustee.

          In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.1:

               (a)     the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate,

statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b)     any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is specifically prescribed herein); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

               (c)     the Trustee may consult with counsel of its selection and any advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

               (d)     the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

               (e)     the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (f)     prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

               (g)     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

     Section 6.3.  Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof.

          The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

     Section 6.4.  Trustee and Agents May Hold Notes or Coupons; Collections, Etc.

          The Trustee or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

     Section 6.5.  Moneys Held by Trustee.

          Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

     Section 6.6. Compensation and Indemnification of Trustee and Its Prior Claim.

          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation as the parties shall agree in writing from time to time (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expense, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

     Section 6.7. Right of Trustee to Rely on Officer’s Certificate, Etc.

          Subject to Section 6.1 and Section 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 6.8.  Qualification of Trustee: Conflicting Interests.

          The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements of such exclusion set forth in TIA Section 310(b)(1) are met. For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

     Section 6.9.  Preferential Collection of Claims Against Issuers.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated herein.

     Section 6.10.  Persons Eligible for Appointment as Trustee.

          The Trustee for the Notes hereunder shall at all times be a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, that has (or, in the case of a corporation or banking association included in a bank holding company system, whose related bank holding company has) a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.11.

          The provisions of this Section 6.10 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

     Section 6.11.  Resignation and Removal; Appointment of Successor Trustee.

               (a)     The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the Notes by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b)     In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Note or Notes for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.10 and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide Holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such removal, the removed trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               (c)     The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

               (d)     Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.12.

     Section 6.12.  Acceptance of Appointment by Successor Trustee.

          Any successor trustee appointed as provided in Section 6.11 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due or subsequently owing it pursuant to the provisions of Section 6.6.

          No successor trustee shall accept appointment as provided in this Section 6.12 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.10.

          Upon acceptance of appointment by any successor trustee as provided in this Section 6.12, the Company shall give notice thereof to the Holders by mailing such notice to such Holders at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.11. If the Company fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

     Section 6.13.  Merger, Conversion, Consolidation or Succession to Business of Trustee.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such corporation shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 6.14.  Appointment of Authenticating Agent.

          As long as any Notes remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Notes, including Notes issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.8. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $45,000,000 (determined as provided in Section 6.10 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

          Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency business of any Authenticating Agent, shall continue to be the authenticating Agent with respect to the Notes for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Company.

          Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee shall upon receipt of a Company Order appoint a successor Authenticating Agent and the Company shall provide notice of such appointment to all Holders of Notes in the manner and to the extent provided in Section 11.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation. The Authenticating Agent for the Notes shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

          Section 6.2, 6.3, 6.4, 6.6 and 7.3 shall be applicable to any Authenticating Agent.

ARTICLE VII.

CONCERNING THE HOLDERS OF NOTES

     Section 7.1.   Evidence of Action Taken by Holders of Notes.

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders of Notes in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1 and Section 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

     Section 7.2.  Proof of Execution of Instruments and of Holding of Notes.

          Subject to Section 6.1 and Section 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding or Notes shall be proved by the Security Register or by a certificate of the registrar thereof.

     Section 7.3.  Holders to be Treated as Owners.

          The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered upon the Security Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

          If the Notes are issued in the form of one or more Global Notes, the Depository therefor may grant proxies to Persons having a beneficial ownership in such Global Note or Notes for purposes of voting or otherwise responding to any request for consent, waiver or other action which the Holder of such Note is entitled to grant or take under this Indenture and the Trustee shall accept such proxies for the purposes granted; provided that neither the Trustee nor the

Company shall have any obligation with respect to the grant of or solicitation by the Depository of such proxies.

     Section 7.4.  Notes Owned by Company Deemed Not Outstanding.

          In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any request, demand, authorization, direction, notice, consent, waiver or other action by Holders of Notes under this Indenture, Notes which are owned by the Company or any other obligor on the Notes with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such action only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Section 6.1 and Section 6.2, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

     Section 7.5.  Right of Revocation of Action Taken.

          At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes, specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes affected by such action.

ARTICLE VIII.

SUPPLEMENTAL INDENTURES

     Section 8.1.  Supplemental Indentures Without Consent of Securityholders.

          The Company, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a)     to cause the Indenture to be qualified under the Trust Indenture Act;or

               (b)     to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

               (c)     to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company; or

               (d)     to add any additional Events of Default for the benefit of the Holders of Notes; or

               (e)     to add to, change or eliminate any of the provisions of this Indenture, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note Outstanding; or

               (f)     to secure the Notes pursuant to the requirements of Section 3.10 or otherwise,

               (g)     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

               (h)     to cure any ambiguity, to correct or supplement any provision herein or in the Security Documents which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Security Documents, provided that such action pursuant to this clause (i) shall not adversely affect the interests of the Holders of Notes in any material respect; or

               (i)     to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Notes pursuant to Article X, provided that any such action shall not adversely affect the interests of the Holders of Notes in any material respect.

     Section 8.2.  Supplemental Indentures with Consent of Securityholders.

          With the consent of the Holders of a majority in principal amount of the Outstanding Notes affected by such supplemental indenture, by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

               (a)     change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

               (b)     reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

               (c)     modify any of the provisions of this Section 8.2 or Section 5.14, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 8.2, or the deletion of this proviso, in accordance with the requirements of Section 6.11 and Section 8.1(h); or

               (d)     impair the right of Holders of Notes to require the Company to repurchase Notes upon the occurrence of a Change of Control; or

               (e)     amend or modify any of the provisions of this Indenture or the Notes or any of the Security Documents relating to the Collateral in any manner adverse to the Holders of the Notes; or

               (f)     subordinate in right of payment the Notes to any indebtedness.

          Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order) certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Notes as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 8.3.  Effect of Supplemental Indenture.

          Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 8.4.  Documents to be Given to Trustee.

          The Trustee, subject to the provisions of Section 6.1 and Section 6.2, shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII complies with the applicable provisions of this Indenture.

     Section 8.5.  Notation on Notes in Respect of Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 8.6.  Compliance With Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

     Section 8.7.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder or a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE IX.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Section 9.1.  Company May Consolidate, Etc., Only on Certain Terms.

          The Company shall not consolidate with or merge into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, and the Company shall not permit any other Person to consolidate with or merge into the Company unless:

               (a)     in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture, the Notes and the Security Documents on the part of the Company to be performed or observed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

               (b)     immediately after giving effect to such consolidation, merger, conveyance, transfer or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

               (c)     such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Notes; and

               (d)     the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture (if any), comply with this Indenture, the Security Documents, and the

Notes and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     Section 9.2.  Successor Corporation Substituted Upon Consent.

          Upon the consent of the Holders of two-thirds in aggregate principal amount of the Notes at the time Outstanding, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter (except in the case of a lease to another Person) the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Notes and, in the event of such conveyance or transfer, any such predecessor corporation may be dissolved and liquidated.

ARTICLE X.

SATISFACTION AND DISCHARGE

     Section 10.1.  Satisfaction and Discharge of Indenture.

               (a)     If at any time (i) the Company shall have paid or caused to be paid the principal of and interest on all the Notes Outstanding hereunder (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8) as and when the same shall have become due and payable, or (ii) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.8) or (iii) in the case of any Notes where the exact amount of principal of, premium, if any, on and interest due on such Notes which can be determined at the time of making the deposit referred to in clause (B) below, (A) all the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust the entire amount in (I) cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 10.4, (II), direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash sufficient to pay at such Maturity or upon such redemption, as the case may be, or (III) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Notes on each date that such principal or interest is due and payable; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Notes and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of holders of Notes to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) any optional redemption rights of Notes to the extent to be exercised to make such call for redemption within one year, (v) the rights, obligations, duties and immunities of the Trustee hereunder, including those under Section 6.6, (vi) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vii) the obligations of the Company under Section 3.2 and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Notes to receive amounts in respect of principal of, premium, if any, on and interest on the Notes held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any Notes exchange upon which the Notes are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes.

               (b)     The following provisions shall apply to the Notes unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of Notes the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in subparagraph (A) below, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes on the date of the deposit referred to in subparagraph (A) below, and the provisions of this Indenture with respect to the Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 3.2 and the Trustee, at the expense of the Company, shall at the Company’s request, execute proper instruments acknowledging the same, if

(i) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes (i) cash in an amount, or (ii) in the case of any Notes the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Notes on each date that such principal or interest is due and payable;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

(iii) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the IRS a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

               (c)                 The Company shall be released from its obligations under Section 3.6, 3.7, 3.8, 3.10, 3.11, 9.1 and Article XIII from all covenants and other obligations with respect to Notes, outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.1, but the remainder of this Indenture and such Notes shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 10.1:

(i) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, (i) cash in an amount, or (ii) in the case of Notes the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Notes;

(ii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(iii) Such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.8 and for purposes of the Trust Indenture Act with respect to any Notes of the Company;

(iv) Such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(v) Such Covenant Defeasance shall not cause any Notes then listed on any registered national Notes exchange under the Exchange Act to be delisted;

(vi) The Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(vii) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Covenant Defeasance contemplated by this provision have been complied with.

     Section 10.2.  Application by Trustee of Funds Deposited for Payment of Notes.

          Subject to Section 10.4, all moneys deposited with the Trustee (for other trustee) pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

     Section 10.3.  Repayment of Moneys Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Notes shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     Section 10.4.  Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

          Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of and any premium and interest on any Note and not so applied but remaining unclaimed for two years under applicable law shall be transferred by the Trustee to the Company in accordance with applicable laws, and the Holder of such Note shall thereafter look only to such Persons for any payment which such Holder may be entitled to collect and all liability of the Trustee and such Paying Agent with respect to such moneys shall thereupon cease.

     Section 10.5.  Indemnity for U.S. Government of Obligations.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

     Section 11.1.  Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability.

          No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

     Section 11.2.  Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes.

          Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties thereto and their successors and the Holders of the Notes any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

     Section 11.3.  Successors and Assigns of Company Bound by Indenture.

          All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     Section 11.4.  Notices and Demands on Company, Trustee and Holders of Notes.

          Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes, to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to QuadraMed Corporation, 12110 Sunset Hills Road, Reston, Virginia 20190. Any notice, direction, request or demand by the Company or any Holder of Notes, to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Company) to The Bank of New York, 101 Barclay street, 8W, New York, NY 10286, Attention: Corporate Trust Administration.

          Where this Indenture provides for notice to Holders of Registered Notes, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class mail, postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company when such notice is required to the given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 11.5.  Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein.

          Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer of officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion of or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

     Section 11.6.  Payments Due on Saturdays, Sundays and Holidays.

          If the date of Maturity of interest on or principal of the Notes or the date fixed for redemption or repayment of any such Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     Section 11.7.  Conflict of Any Provision of Indenture with Trust Indenture Act.

          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

     Section 11.8.  New York Law to Govern.

          THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     Section 11.9.  Counterparts.

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 11.10.  Effect of Headings.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.11.  Severability.

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE X II.

REDEMPTION OF NOTES

     Section 12.1.  Optional Redemption.

          The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice by first class mail, at any time on or after April 17, 2006, as a whole or in part, at the election of the Company. If redeemed during the 12-month period beginning April 1 of the years indicated (April 17, in the case of 2006), the redemption price shall be (expressed as percentages of the principal amount):

Year	Redemption Price

2006	101.50%
2007	100.75%
2008	100.00%

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Regular Record Dates referred to on the face hereof. All accrued and unpaid interest shall be paid in cash.

          Any redemption pursuant to this Section 12.1 shall be made pursuant to the provisions of Section 12.1 through 12.4 hereof

     Section 12.2.  Notice of Redemption; Partial Redemptions.

          Notice of redemption to the Holders of Notes to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Notes at their last addresses as they shall appear upon the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of such Note.

          The notice of redemption shall include a description of the Notes, including CUSIP number, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes and, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

          The notice of redemption of Notes to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

          On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee at least 70 days prior to the date fixed for redemption, or such shorter period as shall be acceptable to the Trustee, an Officer’s Certificate stating the aggregate principal amount of Notes to be redeemed, the redemption price and the date fixed for redemption. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

          If less than all the Notes are to be redeemed, the Trustee shall select by lot, pro rata or in such manner as it shall deemed appropriate and fair, in its sole discretion, Notes to be redeemed in whole or in part. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 12.3.  Payment of Notes Called for Redemption.

          If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portions of Notes so called for redemption shall cease to accrue, and, except as provided in Section 6.5 and Section 10.4, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, appertaining thereto maturing after the date fixed for redemption, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Registered Notes, to the Holder of such Registered Notes registered as such on the relevant record date, subject to the terms and provisions of Section 2.6 hereof.

          If the Company fails to deposit the funds for redemption with the Trustee and any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Note.

          Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

     Section 12.4.  Exclusion of Certain Notes from Eligibility for Selection for Redemption.

          Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

ARTICLE XIII.

SECURITY ARRANGEMENTS

     Section 13.1.  Collateral and Security Documents.

               (a)     To secure the due and punctual payment of principal of (and premium, if any) and interest on the Notes by the Company when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption or upon a Repurchase Offer, or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), on the Notes and performance of all other Obligations of the Company to the Holders of the Notes, the Trustee or the Collateral Agent under this Indenture, the Notes and the Security Documents, according to the terms hereunder or thereunder, the Company will enter into the Security Documents, to create the security interests with respect to the Collateral. The Trustee, the Collateral Agent and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, among others, pursuant to the terms of the Security Documents.

               (b)     Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Collateral Agent, to perform their respective obligations and exercise their respective rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

               (c)     As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee and the Collateral Agent on behalf of such Holders, will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other Indebtedness and obligations of the Company.

               (d)     As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

               (e)     At any time the Trustee acts as Collateral Agent, the Trustee (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Security Documents and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Security Documents.

               (f)     The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents to which it is a party, to assume and confirm to the Trustee and the Collateral Agent, the Liens on the Collateral contemplated hereby and by the Security Documents to which it is a party, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes according to the intent and purposes herein and therein expressed. The Company shall take, as required by applicable law, any and all actions reasonably required to cause the Security Documents to which it is a party to create and maintain, as security for the Obligations of the Company under this Indenture and the Notes and the Security Documents to which it is a party, to be valid and enforceable, perfected (except as expressly provided herein and therein) Liens in and on all the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes.

     Section 13.2.  Release of Collateral.

          Collateral may be released from the Liens created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of this Indenture and the Security Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Liens on the Collateral in contravention of the provisions hereof if and to the extent that the Liens on Collateral are released, or the Security Documents are terminated, pursuant to this Indenture and the applicable Security Documents. The Trustee and each of the

Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company, except in cases which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person. In releasing any Collateral pursuant to the terms of the Indenture, including the provisions of Section 1307(a) hereof, or any Security Document, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11.5, an Officer’s Certificate certifying that such release is authorized or permitted by this Indenture and the Security Documents and that all conditions precedent, if any, to such release have been satisfied.

     Section 13.3.  Opinions as to Recording.

               (a)     The Company represents that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company’s expense, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens to the extent contemplated by the Security Documents. The Company shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the Liens under the applicable Security Documents to which it is party (except as otherwise expressly provided herein and therein) to the extent contemplated by the Security Documents.

               (b)     The Company shall otherwise comply with the provisions of Section 314(b) and, as applicable Sections 314(c), (d) and (e) of the TIA.

     Section 13.4.  Further Assurances and Security.

The Company will execute, acknowledge and deliver to the Trustee and the Collateral Agent, at the Company’s expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required to effectuate the terms of this Indenture and the Security Documents, and will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee or the Collateral Agent, to assure and confirm to the Trustee and the Collateral Agent, the Liens in the Collateral contemplated hereby and by the Security Documents, all to the extent contemplated by the Security Documents.

     Section 13.5.  Authorization of Actions to be Taken by Collateral Agent Under the Security Documents.

          The Collateral Agent, may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee, in its capacity as Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as such Person may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

     Section 13.6.  Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

QUADRAMED CORPORATION

By:

Name:
Title:

THE BANK OF NEW YORK as Trustee

By:

Name:
Title:

EXHIBIT A

Form of Note